SICHENZIA ROSS FERENCE CARMEL LLP

June 4, 2026

To the Purchasers listed on Schedule A

RE: Lixte Biotechnology Holdings, Inc.

Ladies and Gentlemen,

We have acted as counsel to Lixte Biotechnology Holdings , Inc., a Delaware corporation (the "Company"), in connection with that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated June 2, 2026, between the Company and the purchasers identified on the signature pages thereto (the "Purchasers"), pursuant to which the Company has agreed to sell and issue to the Purchasers (i) 2,366,503 shares (the "Shares") of the Company's common stock, $0.0001 par value per share (the "Common Stock"); and (ii) Pre-Funded Warrants (the "Pre-Funded Warrants") to purchase 258,859 shares of Common Stock (the "Warrant Shares"). This opinion is furnished to you in accordance with Section 2.2.1.2.1 of the Securities Purchase Agreement. Capitalized terms used herein but otherwise defined shall have the meaning set forth in the Securities Purchase Agreement. The Shares and Pre-Funded Warrants shall be hereinafter collectively referred to as the "Securities." The Securities Purchase Agreement and Pre-Funded Warrants shall be hereinafter collectively referred to as the "Transaction Documents."

The Company's Registration Statement on Form S-3 (File No. 333-278874) originally filed by the Company with the Securities and Exchange Commission (the "Commission") on April 23, 2024, in the form in which it became effective on May 2, 2024, is referred to in this opinion letter as the "Registration Statement." The prospectus supplement of the Company, dated June 3, 2026, relating to the Securities (including the base prospectus attached thereto and the documents incorporated by reference therein) is referred to herein as the "Prospectus."

In our capacity as counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following:

i. the Securities Purchase Agreement;
ii. the form of Pre-Funded Warrant;
iii. the Registration Statement;
iv. the Prospectus, dated June 3, 2026, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;
v. the Company's Certificate of Incorporation, as amended (the "Articles");
vi. the Company's Amended and Restated Bylaws (the "Bylaws" and, together with the Articles, the "Organizational Documents"), certified as true and correct by an officer of the Company as of the date hereof;
vii. the Certificate of Good Standing of the Company, certified by the Secretary of State of the State of Delaware on June 2, 2026 (the "Good Standing Certificate");
viii. a copy of the resolutions of the board of directors of the Company, adopted June 2, 2026 (the "Resolutions"); and

ix. Such other records, certificates, documents and instruments, certified or otherwise identified to our reasonable satisfaction, as we have considered necessary or appropriate for the purposes of this opinion.

In addition, we have obtained from public officials and from officers and other representatives of the Company such other certificates and assurances as we consider necessary for purposes of this opinion, copies of which have been provided to you. We have assumed the accuracy of all copies provided to us, the legal capacity of the individual signatories to all documents and the due authorization, execution and delivery of the Transaction Documents. We have also assumed the genuineness of all signatures.

As used in this opinion, the expressions "to our knowledge" and "known to us" with reference to matters of fact means that, after considering the actual knowledge of those attorneys in our firm who have given substantive attention to the Company's affairs, but not including any constructive or imputed notice of any other information, we find no reason to believe that the factual statements expressed herein are incorrect. Beyond that, we have made no independent factual investigation for the purpose of rendering the opinions set forth herein, except as aforesaid or as otherwise specified in this opinion letter.

Our opinions set forth below are limited solely to matters governed by the laws of the State of New York and the Delaware General Corporation Law (the "DGCL") and the federal laws of the United States of America (collectively, as further defined hereinafter, the "Applicable Laws") and we express no opinion as to questions concerning any other laws or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Applicable Laws).

For purposes of our opinions in paragraph 1 below, relating to valid existence and good standing, we have relied, without any further examination, solely upon the information with respect to the good standing of the Company set forth in the Good Standing Certificate.

With regard to our opinion in paragraphs 5 below with respect to securities of the Company to be issued after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or antidilution adjustments to outstanding securities of the Company and/or changes in the price of the Common Stock cause the number of shares of Common Stock issuable under the Warrants to exceed the number of shares of Common Stock that at the time remain authorized and available for issuance.

We have further assumed without any independent investigation that all of the representations and warranties of all of the parties to the Transaction Documents as to matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) are true and correct in all respects.

Our opinion in paragraph 10 below is based solely upon (i) our examination of the confirmation from the Commission available on EDGAR at www.sec.gov that the Registration Statement was declared effective under the Securities Act as of 4:00 p.m. (Eastern Standard Time), on May 2, 2024, and (ii) our review of the list of Stop Orders maintained by the Staff of Commission and available at www.sec.gov/litigation/stoporders.shtml on the date hereof at 9:00 a.m. (Eastern Time). We have conducted no further investigation.

This opinion is based upon the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind involved, including customary practice as described in the reports of the New York Tri-Bar Opinion Committee.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite power and authority under its Organizational Documents to own and operate its properties and assets and to carry on its business as described in Registration Statement.

2. The Company's authorized capital stock is as set forth in the Registration Statement and Prospectus. The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus. The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Articles of Incorporation or Bylaws of the Company.

3. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of the Transaction Documents and the issuance and sale of the Securities. The Transaction Documents have been duly authorized, executed and delivered by the Company.

4. The Transaction Documents constitute valid and binding agreements or obligations of the Company, enforceable against the Company in accordance with their respective terms. The Transaction Documents have each been delivered by the Company, to the extent that delivery is governed under New York law.

5. Upon issuance and sale of the Pre-Funded Warrants as contemplated by the Securities Purchase Agreement, the Pre-Funded Warrants will constitute valid and binding agreements or obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. The Shares have been duly authorized and, when issued in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

7. The Warrant Shares issuable upon exercise of the Pre-Funded Warrants have been duly authorized and reserved for issuance and, when issued to the holders of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

8. The Shares, Pre-Funded Warrants, and Warrant Shares are free of statutory preemptive rights, rights of first refusal and restrictions upon voting or transfer contained in the Articles of Incorporation or Bylaws of the Company or in the Material Agreements.

9. The Registration Statement and Prospectus complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (in each case other than the financial statements and schedules and other company and financial data included or incorporated by reference therein, as to which we express no opinion). To our knowledge, the Company is not a party to any contract, agreement or document of a character that is required to be filed as an exhibit to, or incorporated by reference in, the Registration Statement or described in the Registration Statement and Prospectus that has not been so filed, incorporated by reference or described as required; *provided, however*, that notwithstanding the foregoing we have relied upon the judgment of the Company regarding the materiality of these agreements.

10. The Registration Statement has become effective under the Securities Act on May 2, 2024. The Prospectus was filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on June 4, 2026. To our knowledge, based on a review of the portion of the SEC website pertaining to stop orders available at http://www.sec.gov/litigation/stoporders.shtml, no stop order proceedings with respect thereto are pending or threatened under the Securities Act and any required filing of the Prospectus Supplement, pursuant to Rule 424 under the Securities Act has been made in the manner required by such Rule 424.

11. No consent, approval, license or exemption by, order or authorization of, or filing, recording or registration with any governmental authority of the United States of America or the State of New York or the State of Delaware is required to be obtained or made by the Company in connection with (i) the issuance and sale of the Securities, including the issuance of the Warrant Shares upon exercise of the Warrants, or (ii) the due authorization, execution, delivery or performance of the Transaction Documents by the Company except such as have been obtained and such as may be required under the applicable state securities or "blue sky" laws or under the rules of the Financial Industry Regulatory Authority or The Nasdaq Stock Market, as to which we express no opinion.

12. The execution and delivery of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated therein, do not violate, conflict with or constitute a breach of (a) the Company's Articles of Incorporation or the Bylaws, (b) to our knowledge, any federal or New York statute, the DGCL, or any rule or regulation under such a statute applicable to the Company, or (c) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any Material Agreement.

13. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described under "Use of Proceeds" in the Registration Statement and Prospectus, will not be an "investment company," as such terms are defined in the Investment Company Act.

14. The information in the Registration Statement under the heading "Description of Capital Stock," insofar as such statements constitute a summary of documents or matters of law, are accurate in all material respects and present fairly the information required to be shown.

We confirm to you that we are not representing the Company in any pending litigation in which the Company is a named defendant that challenges the validity or enforceability of the Transaction Documents or seeks to enjoin the performance of the Transaction Documents.

In addition, we have participated in conferences with officers and other representatives of the Company, and representatives of the registered, independent public or certified public accountants for the Company at which the contents of the Registration Statement, and any supplements or amendments thereto, and related matters were discussed and nothing has come to our attention that has caused us to believe that:

i. the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

ii. the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

It being understood that, in connection with clauses (i) and (ii) above, we make no statement as to any financial statements (including notes thereto) or financial schedules or other financial, accounting or statistical data included, or incorporated by reference, in, or omitted from, the Registration Statement or the Prospectus.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

(a) We have assumed without any independent investigation that (i) each party to the Transaction Documents, other than the Company, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Transaction Documents, (ii) each party to the Transaction Documents, other than the Company, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, by-laws, partnership agreement or other governing instruments, as the case may be, to execute and deliver, and to perform its obligations under the Transaction Documents and that the individuals who executed the Transaction Documents and any other instruments and documents issued in connection therewith are authorized to take such action, and (iii) all of the representations and warranties of all of the parties to the Transaction Documents as to matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) are true and correct in all respects.

(b) The enforcement of the rights of parties to the Transaction Documents, and any obligations of the Company, under the Transaction Documents, may be limited by bankruptcy, insolvency, reorganization, moratorium, equitable subordination, preference, marshaling, or other equitable principles affecting creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of the Company under the Transaction Documents.

(c) We express no opinion as to the availability or enforceability of any particular provision of the Transaction Documents relating to remedies after default.

(d) We express no opinion as to the availability of any specific or equitable relief of any kind or as to the enforceability of any contractual choice of law clause or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply.

(e) We express no opinion as to the enforceability of the indemnification provisions under the Transaction Documents.

(f) We express no opinion as to the enforceability of any provisions of the Transaction Documents relating to (i) waivers of rights to (or methods of) service of process, or rights to trial by jury or other rights or benefits bestowed by operation of law, or (ii) disclaimer, exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights.

This letter and the opinions rendered herein are furnished by us as counsel to the Company in connection with the transactions contemplated by the Transaction Documents, are solely for the benefit of the Purchasers and may not be delivered to or relied upon in any manner by any other person or entity, or for any other purpose, without our express written consent. For the avoidance of doubt, this opinion only

relates to the issuance of the Securities to the Purchasers pursuant to the Purchase Agreement and the Prospectus and does not relate to any resale of the Securities by the Purchasers. Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act.

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This opinion is furnished by us as counsel to the Company to you in connection with the transactions contemplated by the Transaction Documents, is solely for your benefit and may not be delivered to, quoted or relied upon by any other party, or for any other purpose, without our express written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

Schedule A

Schedule A
PURCHASERS

Name of Purchaser	Number of Shares Purchased	Number of Pre-Funded Warrants Purchased
Ampir Investment LLC	79,239	-
Gust Kepler	39,620	-
Bruce Bent	33,280	-
Allen O' Cage Jr.	10,000	-
Indigo Capital Investments LP	750,000	-
One Eyed Jack Enterprises LLC	10,000	-
Aroli Holdings Inc.	120,000	-
Joe Ontman	50,000	-
Eadwacer Holdings LLC	31,700	-
Mill End Capital LTD	42,393	-
Aldersgate Capital Partners LTD	80,000	-
Strategic Capital, LLC	237,500	-
BenEth Capital LLC	130,000	140,000
Orian Equity Partners LLC	237,717	-
North York LTD	118,859	118,859
Leonite Fund I, LP	475,435	-
Haywood Securities Inc. ITF 2195582 Ontario Inc. A/C TM1-ABAW-UL	39,619	-